  As filed with the Securities and Exchange Commission on September 17, 1999
                                                  Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 SUPERGEN, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                     91-1841574
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                     Identification Number)

                           TWO ANNABEL LANE, SUITE 220
                               SAN RAMON, CA 94583
                    (Address of principal executive offices)

                             ----------------------

                             1993 STOCK OPTION PLAN

                             ----------------------

                             JOSEPH RUBINFELD, PH.D.
                             CHIEF EXECUTIVE OFFICER
                                 SUPERGEN, INC.
                           TWO ANNABEL LANE, SUITE 220
                           SAN RAMON, CALIFORNIA 94583
                                 (925) 327-0200
            (Name, address and telephone number of agent for service)

                             ----------------------

                                    COPY TO:
                               JOHN V. ROOS, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304

                             ----------------------

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                         CALCULATION OF REGISTRATION FEE
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
                                                          Proposed Maximum     Proposed Maximum       Amount of
                                        Amount to be       Offering Price          Aggregate        Registration
Title of Securities to be Registered   Registered (1)       Per Share (2)     Offering Price (2)         Fee
------------------------------------   -------------      ----------------   -------------------- ----------------

Common Stock, $.001 par value            600,000            $    15.09           $9,053,472.15        $ 2,516.87

----------
(1) Pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), the prospectus delivered to participants under the Registrant's 1993 Stock Option Plan, as amended (the "1993 Plan"), also relates to an aggregate of 3,250,000 shares previously registered under Form S-8 Registration Nos. 333-07295 and 333-58303.
(2) The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act, and, in part, pursuant to Rule 457(c) under the Securities Act. With respect to (i) 437,662 shares which are subject to outstanding options to purchase Common Stock under the 1993 Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 437,662 subject to outstanding options under the 1993 Plan to be registered is $12.433. With respect to 162,338 shares of Common Stock available for future grant under the 1993 Plan, the Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on September 14, 1999, which average was $22.25. The number referenced above in the table entitled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

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


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         SuperGen, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Form 10-K/A filed with the Securities and Exchange Commission (the "Commission") on May 14, 1999.

         (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999, filed pursuant to Section 13 of the Exchange Act.

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (d) The description of the Company's Common Stock to be offered hereby is contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 18, 1996 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has adopted provisions in its current Certificate of Incorporation which (i) eliminate the personal liability of its directors to the Company for monetary damages to the fullest extent permissible under Delaware law; and (ii) authorize the company to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission. The Company's Certificate of Incorporation also includes a provision eliminating, to the fullest extent permitted by Delaware law, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director. In addition, the Bylaws of the Company provide that it will be required to indemnify its officers and directors to the maximum extent and in the manner permitted by the Delaware General Corporation Law.

         The Company has entered into separate indemnification agreements with each of its officers, directors and key employees that contain provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them, as to which they could be indemnified, and to obtain director's and officer's insurance, if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         At present, the Company is not aware of any pending litigation involving a director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         4.1    1993 Stock Option Plan, as amended.

         4.2* Form of Stock Option Agreement for use under the 1993 Stock Option Plan.

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

         23.1   Consent of Ernst & Young LLP

         23.2   Consent of Arthur Andersen LLP

         23.3   Consent of Ernst & Young LLP

         23.4   Consent of Counsel (contained in Exhibit 5.1).

         24.1   Power of Attorney (see Page II-5).

---------

* Incorporated by reference to the exhibit filed with the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 1997.

ITEM 9.  UNDERTAKINGS

         (a)    RULE 415 OFFERING  The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)    FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
                REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on September 17, 1999.

                       SUPERGEN, INC.

                       By: /S/ JOSEPH RUBINFELD
                           -----------------------------------------------
                           Joseph Rubinfeld, Ph.D.
                           Chief Executive Officer, President and Director

                             POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Rubinfeld, his attorney-in-fact, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                     Title                              Date
----------------------------------------     --------------------------------------      ------------------
/s/ JOSEPH RUBINFELD                         Chief Executive Officer, President and      September 17, 1999
----------------------------------------     Director (PRINCIPAL EXECUTIVE OFFICER)
(Joseph Rubinfeld)

/s/ RONALD H. SPAIR                          Chief Financial Officer (PRINCIPAL          September 17, 1999
----------------------------------------     FINANCIAL AND ACCOUNTING OFFICER)
(Ronald H. Spair)

/s/ DENIS BURGER                             Director                                    September 17, 1999
----------------------------------------
(Denis Burger)

/s/ LAWRENCE J. ELLISON                      Director                                    September 17, 1999
----------------------------------------
(Lawrence J. Ellison)

/s/ JULIUS A. VIDA                           Director                                    September 17, 1999
----------------------------------------
(Julius A. Vida)

/s/ DANIEL ZURR                              Director                                    September 17, 1999
----------------------------------------
(Daniel Zurr)

                                SUPERGEN, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX

   Exhibit
    Number      Description
    ------      -----------
     4.1        1993 Stock Option Plan.

     4.2*       Form of Stock Option Agreement for use under the 1993 Stock Option Plan.

     5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

    23.1        Consent of Ernst & Young LLP

    23.2        Consent of Arthur Andersen LLP

    23.3        Consent of Ernst & Young LLP

    23.4        Consent of Counsel (contained in Exhibit 5.1)

    24.1        Power of Attorney (see Page II-5).

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* Incorporated by reference to the exhibit filed with the Company's Quarterly
  Report on form 10-Q filed with the Securities and Exchange Commission on August 13, 1997.